UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 14, 2023

Seer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
3800 Bridge Parkway, Suite 102
Redwood City, California 94065
(Address of principal executive offices, including zip code)

650-453-0000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 17, 2023, in connection with the promotion of David Horn to the office of President of Seer, Inc. (the “Company”), in addition to his current position as Chief Financial Officer, Omid Farokhzad, M.D. resigned from the position of President of the Company; he will retain his positions as Chief Executive Officer and Chair of the Board of Directors (the “Board”).

On November 14, 2023, effective upon the promotion of Mr. Horn by the Board, the Talent and Compensation Committee of the Board approved increases to Mr. Horn’s base salary to $510,000 and his target bonus opportunity to 55% of his base salary. The increased bonus opportunity will be pro-rated for fiscal year 2023.

Mr. Horn has served as the Company’s Chief Financial Officer and Treasurer since May 2020. Prior to joining the Company, Mr. Horn was with Morgan Stanley, an investment bank and financial services company, from May 2007 to May 2020, where he served as a Managing Director in the Global Healthcare Group within the Investment Banking Department. From May 2003 to May 2007, Mr. Horn served as a Principal at Montgomery & Co., LLC, a provider of merger and acquisition and private placement services. He holds an A.B. in Politics from Princeton University and an M.B.A. from Stanford University Graduate School of Business.

Also on November 17, 2023, the Board appointed Elona Kogan to the office of Chief Legal Officer of the Company.

Ms. Kogan has served as the Company’s General Counsel and Corporate Secretary since November 2020. Prior to joining the Company, Ms. Kogan served as General Counsel and Corporate Secretary of Selecta Biosciences, Inc., a clinical-stage biotechnology company, from March 2019 to August 2020. From July 2016 to April 2017, Ms. Kogan served as General Counsel and Head of Government Relations at ARIAD Pharmaceuticals, Inc., a rare disease oncology company, where she was a key executive through the acquisition of the company by Takeda Pharmaceuticals Company Limited. Ms. Kogan led the legal and government affairs functions of Avanir Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from May 2011 to August 2015, until its acquisition by Otsuka Pharmaceutical Co. Ltd. Prior roles included positions of increasing responsibility at King Pharmaceuticals, Inc., Bristol-Myers Squibb, and Bergen Brunswig Corporation. Ms. Kogan is a graduate of the SCALE program at Southwestern University School of Law. Ms. Kogan graduated cum laude from Columbia University, Barnard College, with a B.A. in Economics.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.
Date: November 17, 2023
	By:	/s/ David Horn
David Horn
President and Chief Financial Officer